Exhibit 1.1

EXECUTION VERSION

3M COMPANY
1.625% Notes due 2021
2.250% Notes due 2026

3.125% Notes due 2046

TERMS AGREEMENT

September 14, 2016

Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

Goldman, Sachs & Co.

200 West Street

New York, New York 10282

Merrill Lynch, Pierce, Fenner & Smith

Incorporated

One Bryant Park

New York, New York 10036

Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

As representatives of the several Purchasers

identified in Schedule I hereto

Dear Ladies and Gentlemen:

Reference is made to the Second Amended and Restated Distribution Agreement, dated May 19, 2016 (the “Distribution Agreement”), between 3M Company (the “Company”) on the one hand and the agents from time to time a party thereto (the “Agents”) on the other relating to the issuance and sale by the Company from time to time of its medium-term notes, Series F (the “MTN Program”). The Company proposes to issue and sell to Citigroup Global Markets Inc., Goldman, Sachs & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Morgan Stanley & Co. LLC, and each of the other entities identified in Schedule I hereto (such other entities, the “Additional Agents” and, collectively with Citigroup Global Markets Inc., Goldman, Sachs & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Morgan Stanley & Co. LLC, the “Purchasers”), for whom Citigroup Global Markets Inc., Goldman, Sachs & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Morgan Stanley & Co. LLC are acting as representatives, the securities specified in Schedule I hereto (the “Purchased Securities”).  The Company hereby appoints each of the Additional Agents as an Agent under the MTN Program

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but only in respect of the Purchased Securities and each of the Additional Agents hereby accepts such appointment.  For the purposes of the sale and offering of the Purchased Securities as contemplated hereby, each of the Additional Agents named herein agrees that it shall be bound by the obligations of Agents set forth in, and shall be entitled to the benefits of such Agents pursuant to, the provisions of the Distribution Agreement and each of the provisions of the Distribution Agreement (excluding, for the avoidance of doubt, the Administrative Procedure (as defined therein) and any provisions related to the solicitation by the Agents, as agents of the Company, of offers to purchase Securities) is incorporated herein by reference in its entirety, and shall be deemed to be part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein.  Nothing contained herein or in the Distribution Agreement shall make any party hereto an agent of the Company or make such party subject to the provisions therein relating to the solicitation of offers to purchase Securities from the Company, solely by virtue of its execution of this Terms Agreement.  Each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Terms Agreement to the Purchasers, except that each representation and warranty in Section 1 of the Distribution Agreement which makes reference to the Prospectus shall be deemed to be a representation and warranty as of the date of the Distribution Agreement in relation to the Prospectus (as therein defined), and also a representation and a warranty as of the date of this Terms Agreement in relation to the Prospectus as amended and supplemented to relate to the Purchased Securities.

A supplement to the Prospectus relating to the Purchased Securities, in a form satisfactory to you will be filed with the Commission within the time period specified in Rule 424(b) under the Securities Act of 1933, as amended.

1.              Subject to the terms and conditions set forth herein and in the Distribution Agreement incorporated herein by reference, the Company agrees to issue and sell to the Purchasers identified in Schedule I hereto, and such Purchasers severally agree to purchase from the Company the Purchased Securities, at the time and place, in the respective principal amounts and at the respective purchase prices set forth in Schedule I hereto.

2.              If one or more of the Purchasers shall fail at the Time of Delivery to purchase the Purchased Securities (the “Defaulted Securities”), then the nondefaulting Purchasers shall have the right, within 24 hours thereafter, to make arrangements for one of them or one or more other Purchasers to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; provided, however, that if such arrangements shall not have been completed within such 24-hour period, then:

(a)                                 if the aggregate principal amount of Defaulted Securities does not exceed 10% of the aggregate principal amount of Purchased Securities, the nondefaulting Purchasers shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective initial obligations under this Terms Agreement bear to the obligations of all nondefaulting Purchasers under this Terms Agreement; or

(b)                                 if the aggregate principal amount of Defaulted Securities exceeds 10% of the aggregate principal amount of Purchased Securities, this Terms Agreement shall terminate without liability on the part of any nondefaulting Purchaser.

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No action taken pursuant to this Section 2 shall relieve any defaulting Purchaser from liability in respect of its default.  In the event of any such default which does not result in a termination of this Terms Agreement, either the nondefaulting Purchasers or the Company shall have the right to postpone the Time of Delivery for a period not exceeding seven days in order to effect any required changes in the Registration Statement or the Prospectus or in any other documents or arrangements.

3.              The Purchasers shall be obligated, severally, to pay the fees and disbursements of their counsel in the same proportion as the aggregate principal amount of Purchased Securities set forth opposite their respective names in Schedule I hereto (it being understood that nothing in this provision shall impact the obligations of the Company pursuant to Sections 7 and 8 of the Distribution Agreement).

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If the foregoing is in accordance with your understanding, please sign and return to us a counterpart hereof, and upon acceptance hereof by you this letter and such acceptance hereof, including those provisions of the Distribution Agreement incorporated herein by reference, shall constitute a binding agreement between you and the Company.

3M Company

By:	/s/ Nicholas C. Gangestad
	Name:	Nicholas C. Gangestad
	Title:	Senior Vice President and Chief Financial Officer

By:	/s/ Matthew J. Ginter
	Name:	Matthew J. Ginter
	Title:	Treasurer, Vice President

[Signature Page to Terms Agreement]

Accepted as of the date hereof:

Citigroup Global Markets Inc.

By:	/s/ Adam D. Bordner
Name: Adam D. Bordner
Title: Vice President

Goldman, Sachs & Co.

By:	/s/ Adam Greene
Name: Adam Greene
Title: Vice President

Merrill Lynch, Pierce, Fenner & Smith
Incorporated

By:	/s/ Happy Daily
Name: Happy Daily
Title: Managing Director

Morgan Stanley & Co. LLC

By:	/s/ Yurij Slyz
Name: Yurij Slyz
Title: ED

On behalf of themselves and the other several Purchasers

[Signature Page to Terms Agreement]

Schedule I

1.625% NOTES DUE 2021

TITLE OF PURCHASED SECURITIES:

Medium-Term Notes, Series F, 1.625% Notes due 2021

AGGREGATE PRINCIPAL AMOUNT:

$600,000,000

PRICE TO PUBLIC: 99.947%

PURCHASE PRICE to be paid by the Purchasers:

99.697% of the principal amount of the Purchased Securities, plus accrued interest, if any, from September 19, 2016.

METHOD OF AND SPECIFIED FUNDS FOR PAYMENT OF PURCHASE PRICE:

By wire transfer to a bank account specified by the Company in immediately available funds.

INDENTURE:

Indenture, dated as of November 17, 2000, as supplemented by a First Supplemental Indenture dated as of July 29, 2011 and as it may be further supplemented from time to time, between the Company and The Bank of New York Mellon Trust Company, N.A., Trustee

APPLICABLE TIME: 4:25 p.m. September 14, 2016 Eastern Time

TIME OF DELIVERY: September 19, 2016

CLOSING LOCATION: Sidley Austin LLP, 787 Seventh Avenue, New York, New York 10019

MATURITY: September 19, 2021

INTEREST RATE:

1.625% per annum

INTEREST PAYMENT DATES:

Payable semiannually March 19 and September 19 of each year, commencing March 19, 2017

REGULAR RECORD DATE:

The 15th calendar day immediately preceding the applicable Interest Payment Date

DAY COUNT CONVENTION:

30/360

DOCUMENTS TO BE DELIVERED:

The following documents referred to in the Distribution Agreement shall be delivered as a condition to the Closing:

(l)                                     The opinion or opinions of counsel to the Purchasers referred to in Section 4(h).

(2)                                 The opinion of counsel to the Company referred to in Section 4(i).

(3)                                 The accountants’ letters referred to in Section 4(j), which shall be delivered on the date hereof with a bring-down comfort letter in form and substance satisfactory to the Purchasers to be delivered on the date of Closing.

(4)                                 The officers’ certificate referred to in Section 4(k).

OTHER PROVISIONS (INCLUDING SYNDICATE PROVISIONS, IF APPLICABLE):

Optional Make-Whole Redemption and Redemption at Par Prior to Maturity as described in the Final Term Sheet attached to this Terms Agreement as Exhibit A

Schedule of Purchasers:

Purchasers	Principal Amount of 1.625% Notes due 2021
Citigroup Global Markets Inc.	147,000,000
Goldman, Sachs & Co.	147,000,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	147,000,000
Morgan Stanley & Co. LLC	147,000,000
Blaylock Beal Van, LLC	3,000,000
Guzman & Company	3,000,000
Mischler Financial Group, Inc.	3,000,000
Lebenthal & Co., LLC	3,000,000
Total	$600,000,000

2.250% NOTES DUE 2026

TITLE OF PURCHASED SECURITIES:

Medium-Term Notes, Series F, 2.250% Notes due 2026

AGGREGATE PRINCIPAL AMOUNT:

$650,000,000

PRICE TO PUBLIC: 98.920%

PURCHASE PRICE to be paid by the Purchasers:

98.520% of the principal amount of the Purchased Securities, plus accrued interest, if any, from September 19, 2016.

METHOD OF AND SPECIFIED FUNDS FOR PAYMENT OF PURCHASE PRICE:

By wire transfer to a bank account specified by the Company in immediately available funds.

INDENTURE:

Indenture, dated as of November 17, 2000, as supplemented by a First Supplemental Indenture dated as of July 29, 2011 and as it may be further supplemented from time to time, between the Company and The Bank of New York Mellon Trust Company, N.A., Trustee

APPLICABLE TIME: 4:25 p.m. September 14, 2016 Eastern Time

TIME OF DELIVERY: September 19, 2016

CLOSING LOCATION: Sidley Austin LLP, 787 Seventh Avenue, New York, New York 10019

MATURITY: September 19, 2026

INTEREST RATE:

2.250% per annum

INTEREST PAYMENT DATES:

Payable semiannually March 19 and September 19 of each year, commencing March 19, 2017

REGULAR RECORD DATE:

The 15th calendar day immediately preceding the applicable Interest Payment Date

DAY COUNT CONVENTION:

30/360

DOCUMENTS TO BE DELIVERED:

The following documents referred to in the Distribution Agreement shall be delivered as a condition to the Closing:

(l)                                     The opinion or opinions of counsel to the Purchasers referred to in Section 4(h).

(2)                                 The opinion of counsel to the Company referred to in Section 4(i).

(3)                                 The accountants’ letters referred to in Section 4(j), which shall be delivered on the date hereof with a bring-down comfort letter in form and substance satisfactory to the Purchasers to be delivered on the date of Closing.

(4)                                 The officers’ certificate referred to in Section 4(k).

OTHER PROVISIONS (INCLUDING SYNDICATE PROVISIONS, IF APPLICABLE):

Optional Make-Whole Redemption as described in the Final Term Sheet attached to this Terms Agreement as Exhibit A

Schedule of Purchasers:

Purchasers	Principal Amount of 2.250% Notes due 2026
Citigroup Global Markets Inc.	$159,250,000
Goldman, Sachs & Co.	$159,250,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	$159,250,000
Morgan Stanley & Co. LLC	$159,250,000
Blaylock Beal Van, LLC	$3,250,000
Guzman & Company	$3,250,000
Mischler Financial Group, Inc.	$3,250,000
Lebenthal & Co., LLC	$3,250,000
Total	$650,000,000

3.125% NOTES DUE 2046

TITLE OF PURCHASED SECURITIES:

Medium-Term Notes, Series F, 3.125% Notes due 2046

AGGREGATE PRINCIPAL AMOUNT:

$500,000,000

PRICE TO PUBLIC: 95.343%

PURCHASE PRICE to be paid by the Purchasers:

94.593% of the principal amount of the Purchased Securities, plus accrued interest, if any, from September 19, 2016.

METHOD OF AND SPECIFIED FUNDS FOR PAYMENT OF PURCHASE PRICE:

By wire transfer to a bank account specified by the Company in immediately available funds.

INDENTURE:

Indenture, dated as of November 17, 2000, as supplemented by a First Supplemental Indenture dated as of July 29, 2011 and as it may be further supplemented from time to time, between the Company and The Bank of New York Mellon Trust Company, N.A., Trustee

APPLICABLE TIME: 4:25 p.m.September 14, 2016 Eastern Time

TIME OF DELIVERY: September 19, 2016

CLOSING LOCATION: Sidley Austin LLP, 787 Seventh Avenue, New York, New York 10019

MATURITY: September 19, 2046

INTEREST RATE:

3.125% per annum

INTEREST PAYMENT DATES:

Payable semiannually March 19 and September 19 of each year, commencing March 19, 2017

REGULAR RECORD DATE:

The 15th calendar day immediately preceding the applicable Interest Payment Date

DAY COUNT CONVENTION:

30/360

DOCUMENTS TO BE DELIVERED:

The following documents referred to in the Distribution Agreement shall be delivered as a condition to the Closing:

(l)                                     The opinion or opinions of counsel to the Purchasers referred to in Section 4(h).

(2)                                 The opinion of counsel to the Company referred to in Section 4(i).

(3)                                 The accountants’ letters referred to in Section 4(j), which shall be delivered on the date hereof with a bring-down comfort letter in form and substance satisfactory to the Purchasers to be delivered on the date of Closing.

(4)                                 The officers’ certificate referred to in Section 4(k).

OTHER PROVISIONS (INCLUDING SYNDICATE PROVISIONS, IF APPLICABLE):

Optional Make-Whole Redemption and Redemption at Par Prior to Maturity as described in the Final Term Sheet attached to this Terms Agreement as Exhibit A

Schedule of Purchasers:

Purchasers	Principal Amount of 3.125% Notes due 2046
Citigroup Global Markets Inc.	$122,500,000
Goldman, Sachs & Co.	$122,500,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	$122,500,000
Morgan Stanley & Co. LLC	$122,500,000
Blaylock Beal Van, LLC	$2,500,000
Guzman & Company	$2,500,000
Mischler Financial Group, Inc.	$2,500,000
Lebenthal & Co., LLC	$2,500,000
Total	$500,000,000

Schedule II

Materials Other than the Pricing Prospectus and Final Term Sheet Included in the

Disclosure Package

None

Schedule III

Issuer Free Writing Prospectuses Not Included in the

Disclosure Package

Road Show: None

Exhibit A

Final Term Sheet

A-1